YRC WORLDWIDE FIRST QUARTER 2019 EARNINGS CONFERENCE CALL Exhibit 99.2

Consolidated

Growing into capital structure. Continue to de-risk the balance sheet. Funded Debt to Adjusted EBITDA ratio down 1.81 turns. Note: Funded debt balances based on par value Leverage ratio

YRCW’s credit ratings as of March 31, 2019: Standard & Poor’s Corporate Family Rating was B- with Stable outlook Moody’s Investor Service Corporate Family Rating was B3 with Positive outlook 2.76x LTM as of 1Q 2019 Credit facility covenants

KEY SEGMENT INFORMATION (a) Percent change based on unrounded figures and not the rounded figures presented

(a) Certain reclassifications have been made to prior years to conform to current year presentation (b) As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA ($ in millions) Ebitda reconciliation (consolidated)

(a) Certain reclassifications have been made to prior years to conform to current year presentation (b) As required under our Term Loan Agreement, Other, net, shown above consists of the impact of certain items to be included in Adjusted EBITDA ($ in millions) EBitda reconciliation (segment)